THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                    FOR IMMEDIATE RELEASE


               P&G INCREASING ITS STAKE IN WELLA AG ABOVE 95% AND
                 INITIATING PROCESS TO ACQUIRE REMAINING SHARES
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     CINCINNATI, Sept. 8, 2005 - Procter & Gamble (NYSE:PG) has acquired additional shares in Wella AG and now holds more than 95% of Wella's outstanding shares. Today, P&G has notified the Wella management board to initiate the "squeeze-out" proceeding under German law to acquire the remaining shares outstanding.

ABOUT P&G
---------

     Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Dawn(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R), Head & Shoulders(R), and Wella. The P&G community consists of almost 110,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G MEDIA CONTACTS
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Terry E. Loftus - +1-513-983-9736
(loftus.te@pg.com)

CORPORATE MEDIA CENTER
----------------------
In the US: 1-866-PROCTER or 1-866-776-2837
International: +1-513-945-9087

INVESTOR RELATIONS
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Thomas Tippl - 513-983-2414